Exhibit 99.1

Worksport ltd. Announces Production of AL4 Premium Tonneau Cover, Signaling Major Growth Potential

Company Targets Significant Revenue Surge in 2025 with High-Demand AL4 Cover Poised to Revolutionize the $4 Billion Tonneau Cover Market

West Seneca, New York, October 23, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors is thrilled to announce a targeted market release of its highly anticipated AL4 Premium Tonneau Cover on December 15th, 2024. The Company has already begun manufacturing production-ready samples for testing and customer evaluation. Engineering staff at the Company’s state-of-the-art factory are finalizing the custom production lines required to produce large volumes of the new AL4 tonneau cover. The Company believes this launch will boost sales channels, improve profit margins, and enhance brand penetration.

Strategic Impact on Revenue Growth

Worksport anticipates that the introduction of the AL4 cover will significantly impact revenue growth in 2025 and beyond. With the AL4 cover believed to be targeting the highest-volume category of all hard tonneau covers in the $4 billion market, the Company aims to aggressively capture market share. A sales forecast update is expected to be provided within Q4 2024 or early Q1 2025.

Initial offering will cover major brands including Chevrolet, GMC, Ford, Ram, with the following truck applications:

●	Chevrolet & GMC: Models for the GMC Canyon / Chevrolet Colorado / Chevrolet Silverado
●	Ford: Ford Ranger and Ford Super Duty models.
●	Ram: Ram 1500

In addition, Worksport’s R&D team is currently developing variations of the AL4 cover for additional truck models, such as those made by Toyota, Nissan, and Honda.

Accelerating Sales Growth with AL3 and AL4 Covers

Building on the success of its AL3 hard cover line, Worksport recently achieved $1 million in monthly sales. The Company believes it can increase sales to $1 million per week in the near- to mid-term. With its 156,000 square foot, New York State-supported factory, Worksport has the capacity to produce over $150 million worth of products per year, before expansion. If revenues surpass capacity, the Company will evaluate expansion opportunities as it seeks to operate in multiple multi-billion-dollar markets.

Upcoming Innovations: SOLIS, COR, and Terravis Energy

Worksport continues to push the boundaries of innovation:

●	SOLIS Solar Cover and COR Portable Energy System: Currently in the Alpha release phase, these portable nano-grid systems are highly anticipated in the market and set to revolutionize off-grid power solutions.

●	Terravis Energy’s Heat Pump Technology: The Company’s subsidiary, Terravis Energy, is developing a highly efficient heat pump technology. An update on this groundbreaking project is expected in the coming weeks.

Advantages of the AL4:

The AL4 cover will target the highest-volume category of all hard tonneau covers in the $4 billion tonneau cover market. Key advantages include:

●	Aggressive Pricing: A manufacturing process that may allow for pricing below current market-leading covers.
●	Distributor Interest: Ongoing discussions with key distribution partners have generated significant interest. Worksport’s experienced sales team will continue to engage the 17,000 businesses in its database, offering quicker shipping times and enhanced service.
●	Premium Positioning: With an anticipated Minimum Advertised Price (MAP) of $1,099, the AL4 cover will be Worksport’s most premium offering ahead of market launch of its innovative SOLIS and COR systems.

AL4 Premium Tonneau Cover – Key Product Features

The AL4 is a low-profile, hard tonneau cover designed for full bed access on the go. Manufactured in the USA, it is strong, lightweight, and built to last. Key features include:

●	Flip-Up Design: Provides 95% use of your truck bed without removing the cover.
●	Robust Construction: Up to 4x thicker aluminum.
●	Diamond SHIELD Ceramic Finish: Scratch and UV-resistant coating.
●	Quick Access: Cable-operated quick latches allow for lightning-fast cargo access.
●	Made in the USA: Proudly manufactured domestically, ensuring high quality of products and support for local industries.

CEO Commentary

“The upcoming launch of our AL4 Premium Tonneau Cover marks a significant milestone for Worksport,” said Steven Rossi, CEO of Worksport Ltd. “We are entering a high-demand segment of the market with a superior product that offers both quality and value. Combined with our aggressive brand expansion strategy and growing B2B interest, we anticipate this will drive substantial revenue growth in 2025 and beyond. Our manufacturing capabilities position us to meet this demand effectively, and we’re excited to deliver on our commitment to innovation and excellence.”

Figure 1: Worksport’s AL4 Featuring Full Bed Access.

Stay Tuned for More

Worksport remains committed to keeping investors informed and will continue to provide timely updates on significant developments throughout the coming quarter. See below for some of our major updates of 2024:

Key 2024 Press-Releases:

●	October 17: Nasdaq Grants Extension To Regain Compliance
●	October 17: $2MM+ Projected Savings From New Strategic Initiative
●	October 3: Commencing U.S Government Sales
●	September 30: Update On ISO Certification
●	September 19: Alpha Launch of SOLIS & COR
●	September 12: Record High August Sales
●	September 11: Worksport COR as an EV Range Extender for Tesla Model 3
●	August 14: Record High Revenues; 275% Q2 Growth
●	August 1: Impressive SOLIS Solar Cover Test Results
●	May 8: Worksport Awarded $2.8MM Grant

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

●	Investor Newsletter: Investors and customers are invited to follow Worksport’s progress as it builds on this momentum and strives to redefine industry standards with each new corporate development. Link to Newsletter

●	Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128

W: investors.worksport.com E: investors@worksport.com W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook	LinkedIn
YouTube	Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.